                                                                    EXHIBIT (23)
                          CONSENT OF KPMG PEAT MARWICK
THE BOARD OF DIRECTORS
First Union Corporation:
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-42050); Form S-8 (No. 33-1721); Form S-3 (No. 33-9819); Form
S-8 (No. 33-11234); Form S-3 (No. 33-44660); Form S-8 (No. 33-47441); Form S-8
(No. 33-47447); Form S-8 (No. 33-51964); Form S-8 (No. 33-54148); Form S-8 (No.
33-54274); Form S-3 (No. 33-50101); and Form S-3 (No. 33-50103) of First Union
Corporation of our report dated January 17, 1994, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1993 Form 10-K.
                                         KPMG PEAT MARWICK
Charlotte, North Carolina
March 8, 1994